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                                                                 FMC Corporation
                                                                Quarterly Report
                                                                on Form 10-Q for
                                                                   June 30, 2001

Exhibit 11  Statement re:
            ------------
            Computation of Diluted Earnings Per Share (Unaudited)
            -----------------------------------------------------
            (In thousands, except per share data)
            -------------------------------------

                                              Three Months                  Six Months
                                              Ended June 30                 Ended June 30
                                           -----------------------     ---------------------
                                             2001             2000       2001          2000
                                             ----             ----       ----          ----
Earnings:
  Net income (loss)                        $(299,773)      $37,992     $(326,313)    $70,798
                                           =========       =======     =========     =======

Shares:
  Weighted average number of shares
   of common stock outstanding                31,150        30,377        30,968      30,369
  Weighted average additional
  shares assuming conversion of
  stock options (1)                                -         1,171             -       1,040
                                           ---------       -------     ---------     -------
    Shares - diluted basis                    31,150        31,548        30,968      31,409
                                           =========       =======     =========     =======

Diluted earnings (loss) per share           $  (9.62)      $  1.20      $ (10.54)    $  2.25
                                           =========       =======      ========     =======


(1) The weighted average additional shares of 1,166 and 1,261 for the three months and six months ended June 30, 2001, respectively, assuming conversion of stock options, were not included in the computation of diluted earnings per share because to do so would have had an antidilutive effect on the computation.